UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code      215-698-5100

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

�   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

�   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

�   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

�   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2008, Crown Holdings, Inc. (the "Company") announced that Alan W. Rutherford, 65, has decided to step down as Chief Financial Officer effective immediately.  Timothy J. Donahue, 46, has been promoted to Executive Vice President and Chief Financial Officer of the Company effective immediately.

Mr. Rutherford will continue as Vice Chairman of the Board of Directors and as Executive Vice President of the Company.  Mr. Rutherford expects to retire as Executive Vice President at the end of March 2009, but will remain as a member of the Company's Board of Driectors after his retirement.

Mr. Donahue was formerly Senior Vice President - Finance of the Company, a position he had held since 2000.

As a result of the changes noted above, the Company has amended the employment agreements of Mr. Rutherford and Mr. Donahue.  Copies of the amendments are filed as exhibits to this Report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Ex. 10.1          Second amendment to the employment contract, dated May 3, 2007, between Crown Holdings, Inc. and Alan W. Rutherford, dated as of
                       December 11, 2008.

Ex.10.2           Second amendment to the employment contract, dated May 3, 2007, between Crown Holdings, Inc. and Timothy J. Donahue, dated as of
                       December 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Thomas A. Kelly
Vice President and Corporate Controller

Dated:  December 15, 2008